As filed with the Securities and Exchange Commission on June 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UniTek Global Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1777 Sentry Parkway West Gwynedd Hall, Suite 302 Blue Bell, Pennsylvania 19422 (267) 464-1700	75-2233445
(State of other jurisdiction of Incorporation or Organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Ronald J. Lejman

Co-Manager of the Interim Office of the CEO, Chief Financial Officer and Treasurer

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

(267) 464-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin W. Chairman, Esq.

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Telephone: (215) 963-5000

Facsimile: (215) 963-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00002 per share	2,105,002	$2.64	$5,557,206	$637

(1)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that become issuable as a result of stock dividends, stock splits and similar transactions effected without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $2.74 and low $2.54 sales prices of the registrant’s common stock on the NASDAQ Global Market on June 14, 2012. The registrant is not selling any shares of common stock in this offering and, therefore, will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 15, 2012

PROSPECTUS

UniTek Global Services, Inc.

2,105,002 Shares of Common Stock

This prospectus relates to the resale or other disposition by certain Selling Stockholders identified in this prospectus, or their transferees, of up to an aggregate of 2,105,002 outstanding shares of common stock. The shares of common stock were issued and sold to the Selling Stockholders pursuant to an Asset Purchase Agreement, dated as of March 30, 2011, as amended on March 28, 2012, between UniTek Global Services, Inc., the Selling Stockholders and the other parties thereto.

The Selling Stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby.

Our common stock is traded on the NASDAQ Global Market under the symbol “UNTK.” On June 14, 2012, the last reported sale price for our common stock on the NASDAQ Global Market was $2.63 per share.

We will pay the expenses related to the registration of the shares of common stock covered by this prospectus. The Selling Stockholders will pay any commissions and selling expenses they may incur.

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 7 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND ADDITIONAL INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
PROSPECTUS SUMMARY	5
RISK FACTORS	7
USE OF PROCEEDS	8
RETROSPECTIVELY REVISED FINANCIAL INFORMATION FOR ADOPTION OF A NEW ACCOUNTING STANDARD (UNAUDITED)	9
SELLING STOCKHOLDERS	11
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	14
EXPERTS	14

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information provided in this prospectus and the information and documents incorporated by reference into this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. This prospectus is not an offer to sell these securities, and the Selling Stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “UniTek,” “we,” “Company,” “us,” or “our” refer to UniTek Global Services, Inc. and its consolidated subsidiaries, and references to “Selling Stockholders” refer to those stockholders listed herein under “Selling Stockholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.unitekglobalservices.com. Information included on our website is not a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the registration statement of which this prospectus forms a part and prior to the termination of this offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2011, filed with the SEC on March 7, 2012;

•	our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2012, filed with the SEC on May 9, 2012;

•	our Current Reports on Form 8-K, filed with the SEC on January 6, 2012, January 17, 2012, March 7, 2012, April 3, 2012, April 9, 2012, May 9, 2012, May 25, 2012 and June 12, 2012; and

•	the description of our common stock in our registration statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on September 14, 2010 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

UniTek Global Services, Inc.

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, Pennsylvania 19422

(267) 464-1700

Attention: Ronald J. Lejman, Co-Manager of the Interim Office of the CEO, Chief Financial Officer and Treasurer

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information included in this prospectus or incorporated by reference herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act, the attainment of which involves various risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “will,” “expects,” “believes,” “estimates,” “anticipates,” “planned,” “scheduled,” “continue” or similar terms, variations of those terms or the negative of those terms.

These forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things:

•	our financial condition and strategic direction;

•	our future capital requirements and our ability to satisfy our capital needs;

•	the potential generation of future revenues and/or earnings and our ability to manage and control costs;

•	changes in our ability to adequately staff our service offerings;

•	opportunities for us from new and emerging technologies in our industries;

•	changes in our ability to obtain additional financing and the potential for restrictive covenants within our credit agreements;

•	our growth strategy and our ability to consummate acquisitions and integrate them into our existing operations;

•	trends in the satellite television, broadband cable and telecommunications industries;

•	key drivers of change in our business, as identified in this prospectus;

•	our competitive position and the competitive landscape;

•	shortages in fuel supply or increases in fuel prices that could increase operating expense; and

•	other statements that contain words like “may”, “will”, “expects”, “believes”, “estimates”, “anticipates”, “planned”, “scheduled”, “continue” and similar expressions that are also used to identify forward-looking statements.

It is important to note that all of our forward-looking statements are subject to a number of risks, assumptions and uncertainties, such as risks:

•	related to a concentration in revenues from a small number of customers;

•	associated with the consolidation of our customers and competition;

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•	associated with competition in the satellite television, broadband cable and telecommunications industries;

•	related to the current transition within our executive leadership team;

•	that we will not be able to generate positive cash flow; and

•	that we may not be able to obtain additional financing.

This list is only an example of the risks that may affect the forward-looking statements. If any of these risks or uncertainties materialize or fail to materialize, or if the underlying assumptions are incorrect, then actual results may differ materially from those projected in the forward-looking statements.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, without limitation, those discussed elsewhere in this prospectus. It is important not to place undue reliance on these forward-looking statements, which reflect our analysis, judgment, belief or expectation only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus.

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PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a leading full-service provider of permanently outsourced infrastructure services, offering an end-to-end suite of technical services to the wireless and wireline telecommunications, satellite television and broadband cable industries in the United States and Canada. Our services include network engineering and design, construction and project management, comprehensive installation and fulfillment, wireless telecommunication infrastructure services, and wireless system integration for public safety and land mobile radio applications. Our customers, which are primarily large telecommunications, satellite television, cable companies and municipalities and related agencies, utilize our services to build and maintain their infrastructure and networks, and to provide residential and commercial fulfillment services. These services are critical to our customers’ ability to deliver voice, video and data services to their end users. The majority of our services are performed under long-term master agreements.

Our operating philosophy promotes a culture of visibility and accountability and is focused on achieving efficiencies and surpassing each customer’s performance standards. We rely on ever-evolving technology solutions to consistently differentiate us from our competitors through enhanced levels of customer satisfaction and operational achievement. The focus on superior systems and processes enables exceptional technician management, our core differentiator across all business lines, to exceed industry standards and customer expectations. All of our operating subsidiaries utilize our shared services platform, which consists of accounting, administrative, fleet management, insurance, safety, legal and corporate resources at our corporate headquarters. Additionally, we have developed a standardized set of technology enabled, real-time monitoring and reporting capabilities, which we refer to as our Premium Real-time Operating System, or “PROS.” We rely on PROS to provide detailed, real-time reports on various performance metrics. We believe this enables management to respond rapidly to optimize operational performance. By maintaining a centralized, technology-enabled shared services function, we believe we can better manage our business, control costs, and apply universal financial and operational controls and procedures. Our shared services platform has been engineered to be highly scalable and we believe that it can support a large increase in business without significant modifications.

Corporate Information

On January 27, 2010, Berliner Communications, Inc., or “Berliner,” BCI East, Inc., a Delaware corporation and a wholly owned subsidiary of Berliner, or “BCI East,” and UniTek Holdings, Inc., or “Holdings,” entered into an Agreement and Plan of Merger, pursuant to which BCI East merged with and into Holdings and Holdings became a wholly owned subsidiary of Berliner, or the “Merger.” For accounting purposes, Holdings was considered the accounting acquirer, however, the Merger was structured so that Berliner was the surviving entity. As a result, the Berliner assets and liabilities as of January 27, 2010, the effective time of the Merger, have been incorporated into our balance sheets based on the fair market value of the assets acquired. Further, our results of operations reflect the operating results of Holdings before the Merger and the combined entity after the effective date of the Merger. Upon the completion of the Merger, Berliner changed its fiscal year end from June 30 to December 31. On June 4, 2010, Berliner changed its name to UniTek Global Services, Inc.

Our principal executive offices are located at 1777 Sentry Parkway West, Blue Bell, Pennsylvania, 19422 and our telephone number is (267) 464-1700. Our website address is www.unitekglobalservices.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

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Acquisition of Pinnacle

On March 30, 2011, we entered into an Asset Purchase Agreement, or the “Purchase Agreement,” with Pinnacle Wireless, Inc., or “Pinnacle,” Current Flow Technologies Corporation, or “CFT,” and the Selling Stockholders. (Pinnacle, CFT and the Selling Stockholders are collectively referred to as the “Sellers”). Pursuant to the Purchase Agreement and subject to the conditions set forth therein, UniTek purchased substantially all of the assets of Pinnacle and CFT, the “Acquisition.” The Acquisition was closed on April 15, 2011, or the “Closing.”

In accordance with the Purchase Agreement, we agreed to pay the Sellers an aggregate purchase price of up to $50.7 million, subject to certain conditions and adjustments as set forth in the Purchase Agreement, consisting of a base purchase price of $20.7 million and earn-out payments of up to $30.0 million. The base purchase price of $20.7 million consisted of $12.7 million in cash and $8.0 million in shares of our common stock, par value $0.00002 per share. The number of shares of common stock was determined using the volume-weighted average of the closing prices of the common stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to March 31, 2011, which was $8.65 per share, resulting in the issuance of 924,856 shares of the our common stock. Of the consideration paid in shares of our common stock, 578,037 shares were delivered to the Sellers at closing and 346,819 shares were delivered to an escrow agent, which were held until their release to the Sellers in December 2011 in accordance with the terms of the Purchase Agreement. The earn-out payments are based upon the achievement of incremental earnings before interest, taxes, depreciation and amortization (“EBITDA”) performance targets defined in the Purchase Agreement. Per the original agreement, the earn-out payments of up to $30.0 million would be payable 60% in cash and 40% in shares of our common stock, for which the number of shares of common stock will be determined using the volume-weighted average of the closing prices of the common stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the EBITDA measurement date giving rise to the earn-out payment being made.

On March 28, 2012, the Company entered into Amendment No. 1 (the “Amendment”) to the Asset Purchase Agreement. The Amendment limits the total number of shares of UniTek common stock that may be issued pursuant to the Asset Purchase Agreement, including the shares issued as part of the initial payment of the purchase price and the shares that may be issued pursuant to the earn-out, to 3,029,856, which equals 19.99% of the shares of the Company’s common stock outstanding on the date of the Asset Purchase Agreement. The Amendment provides that in the event the limitations set forth in the preceding sentence results in a decrease in the number of the shares of common stock that would otherwise be issued as part of any earn-out payment, the cash portion of such earn-out shall be increased by an amount equal to the dollar value, as determined in accordance with the Purchase Agreement, of the shares not otherwise issued. As a result of this provision, the cash portion of the earn-out was increased by $4.3 million.

We also entered into a Registration Rights Agreement, or the “Registration Rights Agreement,” dated as of April 15, 2011 with the Selling Stockholders. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 60 days of the Closing, to register the resale of the shares of common stock issued in the Acquisition to the Selling Stockholders. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. We have agreed to register with the SEC the shares of common stock issued as consideration in the Acquisition for resale.

The above descriptions of the Purchase Agreement, the Amendment and the Registration Rights Agreement are qualified in their entirety by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on April 21, 2011, and Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on April 3, 2012, and the above description is qualified in its entirety by reference to these documents.

The shares of common stock issued as part of the Acquisition were issued by us pursuant to an exemption from the registration requirements of the Securities Act contained in Section 4(2) of the Securities Act.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and the accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby.

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RETROSPECTIVELY REVISED FINANCIAL INFORMATION FOR ADOPTION OF A NEW ACCOUNTING STANDARD (UNAUDITED)

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (filed with the Securities and Exchange Commission on May 9, 2012), effective January 1, 2012, we adopted Accounting Standards Update (ASU) 2011-05, Presentation of Comprehensive Income (ASU 2011-05), and ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (ASU 2011-12).

ASU 2011-05 amends Accounting Standards Codification Topic 220, Comprehensive Income, and eliminates the option to report other comprehensive income and its components in the statement of changes in shareholders’ equity. The ASU allows an entity an option to present the components of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income (loss), or in two separate, but consecutive, statements. We have elected to present the components of net income (loss) and other comprehensive income (loss) in one continuous statement.

ASU 2011-12 defers the requirement to separately present on the face of the statement of operations or statement of comprehensive income (loss) reclassification adjustments for items that are reclassified from other comprehensive income (loss) to net income (loss). The adoption of ASU 2011-05 and ASU 2011-12 did not change our consolidated results of operations, financial condition or cash flows for any periods.

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The following table presents the retrospective application of ASU 2011-05, as revised by ASU 2011-12, on our consolidated statements of operations for each of the years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the information in our 2011 Form 10-K (dollars in thousands):

	Year Ended December 31,
	2011	2010	2009
Revenues	$432,321	$398,949	$278,098
Cost of revenues	347,728	333,355	237,350
Gross profit	84,593	65,594	40,748
Selling, general and administrative expenses	48,383	39,296	26,860
Change in fair value of contingent consideration	3,600	—	—
Restructuring charges	—	991	—
Asset impairment	—	—	38,431
Depreciation and amortization	26,335	26,956	26,878
Operating income (loss)	6,275	(1,649)	(51,421)
Interest expense	13,900	23,967	18,825
Loss on extinguishment of debt	3,466	1,677	—
Other (income) expense, net	(648)	4	284
Loss from continuing operations before income taxes	(10,443)	(27,297)	(70,530)
Income tax (expense) benefit	(4,289)	(1,902)	4,743
Loss from continuing operations	(14,732)	(29,199)	(65,787)
(Loss) income from discontinued operations	(835)	(1,382)	181
Net loss	(15,567)	(30,581)	(65,606)
Other items attributable to common stockholders:
Accretion of Series B Convertible Preferred Stock to Liquidation Value	—	13,262	—
Deemed dividend on Series B Convertible Preferred Stock	—	1,844	—
Net loss attributable to common stockholders	$(15,567)	$(45,687)	$(65,606)
Net (loss) income attributable to common stockholders per share – basic and diluted:
Continuing operations	$(0.93)	$(11.09)	$(33.77)
Discontinued operations	(0.05)	(0.34)	0.09
Net loss	$(0.98)	$(11.43)	$(33.68)

Net loss	$(15,567)	$(30,581)	$(65,606)
Other comprehensive (loss) income:
Foreign currency (loss) gain	(146)	104	244
Comprehensive loss	$(15,713)	$(30,477)	$(65,362)

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SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders or their donees, pledgees, transferees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 2,105,002 shares of common stock issued in connection with the Acquisition. The table below presents information regarding the Selling Stockholders, the shares of common stock beneficially owned prior to this offering and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the Selling Stockholders may sell or otherwise dispose of the shares of common stock covered hereby. The Selling Stockholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the Selling Stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the Selling Stockholders.

	Beneficial Ownership (1)
Name of Selling Stockholder (2)	Number of Shares Beneficially Owned Prior to the Offering (3)	Number of Shares Offered Hereby (3)	Number of Shares Beneficially Owned After the Offering (4)	Percent of Class (1)
Michael Hayford	817,962	561,334	256,628	3.0%
Timothy Walters	807,962	561,334	246,628	3.0%
Christopher Love	807,962	561,334	246,628	3.0%
Michael Rubenstein	302,986	210,500	92,486	1.1%
Manny Medina	302,986	210,500	92,486	1.1%

(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting and investment power with respect to securities and includes any securities that grant the Selling Stockholder the right to acquire shares of common stock within 60 days of June 13, 2012. Percentage ownership is based on 18,789,437 shares of common stock issued and outstanding as of June 13, 2012. “Percent of Class” reflects the “Number of Shares Offered Hereby” as a percentage of the 18,789,437 shares of common stock issued and outstanding as of June 13, 2012.
(2)	Unless otherwise indicated, this table is based on information supplied to us by the Selling Stockholders and certain of our records.
(3)	All 2,105,002 shares of common stock offered pursuant to this prospectus were acquired as a result of an earn-out payment received on June 11, 2012 in connection with the Acquisition.
(4)	This column assumes the sale of all shares of common stock offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued in the Acquisition to permit the resale of the shares of common stock by the Selling Stockholders. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of UniTek Global Services, Inc. and subsidiaries appearing in UniTek Global Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2011 and the effectiveness of UniTek Global Services, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and UniTek Global Services, Inc. and subsidiaries’ management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$637
Legal fees and expenses	10,000
Accounting fees and expenses	17,500
Miscellaneous expenses	1,000
Total	$29,137

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or “DGCL,” allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of the DGCL or obtained an improper personal benefit.

Our Charter specifically limits each director’s personal liability, as permitted by Section 102 of the DGCL, and provides that if it is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of liability on the part of a person to the corporation, unless a court believes that in view of all the circumstances indemnification should apply. Our Charter provides for indemnification of our directors, officers, employees and agents to the fullest extent permitted by the DGCL.

Our Bylaws also provide that we will indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against all expenses, liability and loss (including attorneys’ fees judgments, fines, special excise taxes or penalties on amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, including the right to require advancement by us of attorneys’ fees and other expenses incurred in defending any such proceeding in advance of its final disposition, provided that we receive an undertaking from such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified. We have entered into agreements with certain of our directors and executive officers, which provide for indemnification of such persons in their capacities of director and/or officer, and we maintain a directors’ and executive officers’ liability insurance policy as permitted by our Charter and Bylaws.

II-1

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, the Company has entered into indemnification agreements, or the “D&O Indemnification Agreements,” with our directors and certain executive officers whereby the Company agrees to indemnify them, to the fullest extent permitted under Delaware law, against all expenses, judgments, costs, fines and amounts paid in settlement actually incurred by the directors in connection with any civil, criminal, administrative or investigative action brought against them by reason of their relationship with the Company. The D&O Indemnification Agreements provide for indemnification rights regarding third-party claims and in certain circumstances, proceedings brought by or in the right of the Company. In addition, the D&O Indemnification Agreements provide for the advancement of expenses incurred in connection with any proceeding covered by the D&O Indemnification Agreements, as permitted by Delaware law.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
4.1	Form of Registration Rights Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on April 21, 2011).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the Registration Statement hereto).

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, Commonwealth of Pennsylvania, on this 15th day of June, 2012.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Daniel Yannantuono
Name: Daniel Yannantuono
Title: Co-Manager of the Interim Office of the CEO

By:	/s/ Ronald J. Lejman
Name: Ronald J. Lejman
Title: Co-Manager of the Interim Office of the CEO, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

We, the undersigned officers and directors of UniTek Global Services, Inc., hereby severally constitute and appoint Daniel Yannantuono, Ronald J. Lejman and Kyle M. Hall, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement on Form S-3 and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Yannantuono	Co-Manager of the Interim Office of the CEO	June 15, 2012
Daniel Yannantuono	(Interim Co-Principal Executive Officer)

/s/ Ronald J. Lejman	Co-Manager of the Interim Office of the CEO	June 15, 2012
Ronald J. Lejman	(Interim Co-Principal Executive Officer)
Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Kevin McClelland	Corporate Controller	June 15, 2012
Kevin McClelland	(Principal Accounting Officer)

/s/ Michael F. O’Donnell	Director and Chairman of the Board	June 15, 2012
Michael F. O’Donnell

/s/ Mark Dailey	Director	June 15, 2012
Mark Dailey

/s/ C. Scott Hisey	Director	June 15, 2012
C. Scott Hisey

/s/ Dan Hopkin	Director	June 15, 2012
Dan Hopkin

/s/ Dean MacDonald	Director	June 15, 2012
Dean MacDonald

/s/ Michael Montelongo	Director	June 15, 2012
Michael Montelongo

/s/ Robert W. Sperry	Director	June 15, 2012
Robert W. Sperry

/s/ Robert Stott	Director	June 15, 2012
Robert Stott

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Registration Rights Agreement (incorporated by reference to the Company’s Form 8-K filed with the SEC on April 21, 2011).
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of the Registration Statement hereto).